UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 30, 2007
UST INC.
(Exact name of Company as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut	06830

(Address of principal executive offices)	(Zip Code)
(203) 661-1100
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.
On May 4, 2007, UST Inc. (the “Company”) filed its Form 10-Q for the first quarter ended March 31, 2007 (“March 31, 2007 Form 10-Q”), with the U.S. Securities and Exchange Commission. The financial information included in the March 31, 2007 Form 10-Q, which was prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), reflects the impact of a charge related to settlement of the California indirect purchaser antitrust action, as reported under Item 8.01 of this Form 8-K. The GAAP financial information included in the March 31, 2007 Form 10-Q supersedes the GAAP financial information previously reported in the Company’s press release issued on April 26, 2007, which was included as Exhibit 99.1 to the Form 8-K filed by the Company on that date. A copy of the press release issued on May 4, 2007 announcing such charge and its impact on earnings is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company has also made available on its website, www.ustinc.com, revised GAAP to non-GAAP reconciliation tables, which supplement those contained in the May 4, 2007 press release and supersede the reconciliation tables previously reported in the April 26, 2007 press release.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Restricted Stock Agreements With Named Executive Officers
On April 30, 2007, upon recommendation of the Compensation Committee of the Company, the Company made restricted stock awards to the executive officers identified below pursuant to the UST Inc. 2005 Long-Term Incentive Plan (the “Plan”). The awards are effective as of May 2, 2007.
The restricted stock awards will vest and become earned by the executive officers (generally, if the executive officer remains employed on January 31, 2011), subject to the performance-based conditions described below. Additional information with respect to such awards, including the number of shares of Company common stock subject to the awards, is set forth below.

Target
Name and Title of Officer	Number of Shares
Murray S. Kessler President and Chief Executive Officer	53,300
Daniel W. Butler President – U.S. Smokeless Tobacco Company	8,900
Richard A. Kohlberger Senior Vice President, General Counsel and Chief Administrative Officer	8,900
James D. Patracuolla Interim Chief Financial Officer, Vice President and Controller	3,400
Restricted shares may not be transferred or otherwise disposed of by the executive officer prior to the time that they become vested. The above table shows the target number of shares that may be earned by the executive officer based on the achievement of the target level of performance relating to diluted earnings per share (EPS) from continuing operations measured with respect to 2008, 2009 and 2010, respectively. Under the terms of the awards, the executive officers may earn all, none or a percentage between 66.66% and 120% of the target award. The percentage earned with respect to one-third of the target number of shares is generally determined in the January following the completion of the performance period, depending upon actual performance in each of 2008, 2009 and 2010. The executive officer may earn up to the maximum of 120% of the total target number of diluted shares shown above based on the achievement of 115% of targeted diluted EPS in each year. If actual performance is less than the threshold of 75% of targeted diluted EPS for any of 2008, 2009 and 2010, no shares will be earned in respect of the award for such year. The targeted diluted EPS for all three years will be established by the Company’s Compensation Committee at the beginning of the performance period in accordance with the requirements for qualified performance-based compensation under Section 162(m) of the Code. Restricted shares earned will not become vested until January 31, 2011, unless the executive officer dies or becomes disabled in which case restricted shares earned through the date of death or disability will vest immediately and unearned restricted shares will also vest immediately at target. In the event that an executive officer retires prior to January 31, 2011, the number of restricted shares earned will be the sum of (i) the number of shares earned and unvested as of such officer’s retirement date and (ii) a pro rata portion of the number of shares corresponding to any performance period with respect to which performance has not been determined prior to the officer's retirement date calculated based on actual performance ultimately attained for such period. In the case of retirement, such shares will remain outstanding and shall vest on January 31, 2011.

Each of the executive officers has recently filed with the Securities & Exchange Commission (the “SEC”) a Form 4 with respect to such awards.
A copy of the Company’s form of Notice of Grant and Restricted Stock Agreement pursuant to which such awards were made is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01 Other Events.
On May 1, 2007, the Company’s Board of Directors approved a settlement, subject to court approval, of the California indirect purchaser antitrust action. Additional information regarding this matter is contained in the March 31, 2007 Form 10-Q.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1 Form of Notice of Grant and Restricted Stock Agreement
Exhibit 99.1 Press Release dated May 4, 2007

SIGNATURE PAGE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2007	UST INC.

	By:	/s/ MARIA R. SHARPE

Name: Maria R. Sharpe
Title: Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Form of Notice of Grant and Restricted Stock Agreement

99.1	Press Release dated May 4, 2007